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                                                                   EXHIBIT 23.12


                         SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                      12835 East Arapahoe Road, T-11, #110
                           Englewood, Colorado  80112





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of TeleServices International Group Inc. on Form S-8 of our report dated December 16, 1996, on our audits of the consolidated balance sheet of TeleServices International Group Inc. as of September 30, 1996, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 1996.



/s/ Schumacher & Associates, Inc.

Englewood, Colorado
October 20, 1997